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                                                                   Exhibit 24.01

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Constance F. Galley and Ira A. Gerard, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Report, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Exchange Act, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

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

 Name                                                                  Title                              Date
 ----                                                 -------------------------------------          --------------
 PRINCIPAL EXECUTIVE OFFICER:

                                                      President and Chief Executive Officer          March __, 1998
--------------------------------------
 Constance F. Galley


 PRINCIPAL FINANCIAL OFFICER AND
 PRINCIPAL ACCOUNTING OFFICER:

--------------------------------------                Vice President, Finance and Administration     March __, 1998
 Ira A. Gerard                                        and Chief Financial Officer


 ADDITIONAL DIRECTORS:

--------------------------------------                Director                                       March __, 1998
 Stewart K.P. Gross

--------------------------------------                Director                                       March __, 1998
 Ernest E. Keet

--------------------------------------                Director                                       March __, 1998
 John J. Pendray

--------------------------------------                Director                                       March __, 1998
 Dennis G. Sisco
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